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                                                                  Exhibit 99.1

E*TRADE Media Contacts
----------------------
Don Scott
Neale-May & Partners
(212) 317-0900, ext. 16
dscott@nealemay.com

Ken Sporleder
Neale-May & Partners
(650) 328-5555, ext. 129
ksporled@nealemay.com


                   E*TRADE AND TELEBANC ANNOUNCE E*MERGER
                 REVOLUTIONIZING PERSONAL FINANCIAL SERVICES

        Combination to Create Online Brokerage and Banking Powerhouse

     PALO ALTO, Calif. (June 1, 1999) - E*TRADE(R) Group Inc. (NASDAQ: EGRP), a global leader in online investing services, and Telebanc Financial Corporation (NASDAQ: TBFC), the nation's largest Internet bank, today announced a definitive agreement to merge, creating the first pure-play Internet company to unite banking and brokerage services.

     Under the terms of the agreement, Telebanc shareholders will receive 2.1 shares of E*TRADE common stock for each share of Telebanc common stock. Based on E*TRADE's closing price on May 28, 1999, the merger is valued at approximately $1.8 billion. Following the merger, which is expected to be accounted for as a pooling of interests, Telebanc shareholders will own approximately 13 percent of E*TRADE's fully diluted common stock.

     This strategic e*merger is expected to revolutionize the future of personal financial services by making available to millions of consumers a distinctive, powerful online financial management experience which will eliminate the need for multiple financial relationships. By creating an Internet-based, FDIC-insured cash management account that provides exceptional consumer value and convenience, E*TRADE further solidifies its strong core customer relationship. With this central account, customers will be able to complete a full range of transactions online (such as purchasing mutual funds, CDs and fixed income securities, trading equities and paying bills). The combination will strengthen one of the most cost-effective, scaleable business models in the industry and fuel E*TRADE's proven customer acquisition engine to better serve and aggressively expand its existing one million-plus customer account base.


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E*TRADE/Telebanc Merger
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     "Traditional companies are focused on re-engineering their legacy products and high-cost distribution networks while defending their marketplace. We continue to reinvent for the future, placing the customer front and center.
This strategic e*merger, the first to combine two e-commerce leaders, will enable us to deliver unparalleled value to consumers as we continue to expand and evolve an already rich set of investment, banking and cash management tools," said Christos M. Cotsakos, chairman and chief executive officer of E*TRADE. "We also will continue to enhance our unique business model as we combine our all-electronic, fully scaleable platforms to achieve fast time to market, exceptional cost efficiencies and a sustainable pricing advantage over the competition."

     E*TRADE has invested over $350 million in its patent-pending Stateless Architecture(SM) which enables it to cost effectively support a broad range of complex products and transactions. With Telebanc, E*TRADE acquires the regulatory, management and operating expertise to enable both companies to fully leverage their respective areas of expertise.

     Mitchell H. Caplan, Telebanc vice chairman, chief executive officer and president, added, "This e*merger creates the most comprehensive platform for online brokerage and banking, leveraging the strong brand names of E*TRADE and Telebanc, as well as our combined financial resources and leading edge technologies. Through Telebanc, E*TRADE will be able to offer the holders of its one million-plus customer accounts full-featured FDIC-insured Internet cash management services and other highly-competitive FDIC-insured banking products and services, including CD rates at the top one percent of the market and savings rates that are double the national average."

     Telebanc already is larger than the next five pure-play Internet banks, combined. As consumers begin to realize the power and convenience of this new offering, E*TRADE believes it will be well positioned to further expand its customer base and capture an even greater share of wallet.



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E*TRADE/Telebanc Merger
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Winning the Core Consumer Relationship

     This e*merger gives E*TRADE another key competitive advantage in the race to capture and develop the core financial relationship with consumers via two strong, asset-gathering products and a powerful, comprehensive online customer experience. The integration of E*TRADE and Telebanc offerings will meet consumer demand for a truly integrated, best-of-breed set of personal financial management products and services. For the first time, millions of consumers will be able to access a full-featured, FDIC-insured Internet cash management account, including ATM access through the national Cirrus(R) network, online bill payment and investing services, thereby enabling them to consolidate their brokerage and banking accounts.

     "As industry leaders in online investing and branchless banking with unrivaled focus on the customer, E*TRADE and Telebanc are well positioned to fundamentally change the customer experience," said Cotsakos. "We will continue to excel in providing our customers with high-quality products and services and `anytime, anywhere' convenience through access across multiple personal computing and communications devices."

Business Synergies

     The combination will enable E*TRADE to further extend its aggressive customer acquisition strategy into the Internet banking market while creating greater "stickiness" through multiple asset gathering products. In addition to exploiting its technology leadership, E*TRADE will be able to combine both companies' marketing capabilities and resources to maximize the return on its investments in customer relationship marketing and brand building.

     This e*merger also will further diversify and strengthen E*TRADE's revenue base, building on the asset management company it created in February when it launched the first of several proprietary mutual funds. E*TRADE also will capitalize on Telebanc's capital market expertise to further enhance the profitability of selected asset management products.



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E*TRADE/Telebanc Merger
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Merger Details

     E*TRADE expects the transaction to be accretive to both revenue and earnings immediately upon closing. The Boards of Directors of both companies have approved the merger. Consummation of the merger, which is expected to be completed this fall, is contingent on customary conditions including regulatory and shareholder approvals.

     E*TRADE is being advised by BancBoston Robertson Stephens and Telebanc is being advised by Goldman Sachs.

About E*TRADE

     A leading branded provider of online investing services, E*TRADE has established a popular destination web site for self-directed investors. The company offers independent investors the convenience of automated stock, options and mutual fund order placement at low commission rates. In addition, E*TRADE offers a suite of value-added products and services that can be personalized, including portfolio tracking, real-time stock quotes, Smart Alerts, market commentary and analysis, news, investor community areas and other information services.

     E*TRADE was the first securities and financial services company to be awarded the CPA WebTrust seal of assurance by the American Institute of Certified Public Accountants (AICPA). In consecutive quarters (4Q98, 1Q99), the E*TRADE web site was named the No. 1 online investing site in an international survey of the industry's top 20 Internet brokerage firms by Lafferty Information and Resource Group, a global provider of high-value and business information research.

     For more information on E*TRADE, visit the World Wide Web at www.etrade.com or through many other electronic channels and online services, including AOL (Keyword: E*TRADE), and via TELE*MASTER interactive telephone system.



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E*TRADE/Telebanc Merger
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About Telebanc

     Telebanc is the holding company for Telebank, the nation's largest and fastest growing branchless bank providing high value financial products and services over the Internet. Telebank provides a wide range of FDIC-insured and other banking products and services to its customers. Telebank delivers these products and services exclusively through the Internet and other electronic channels, thus avoiding the costs and brick-and-mortar branches. As a result, Telebank is able to offer significantly higher rates and lower fees than traditional banks and deliver these services worldwide through the convenient anytime, anywhere access on the Internet. For more information on Telebanc, visit the World Wide Web at www.telebanc.com or www.telebank.com

                                     # # #

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Important Notice
E*TRADE is a registered trademark of the company. All other trademarks are properties of their respective owners. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, market acceptance of the new E*TRADE destination web site, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures or interruptions, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual report filed by the Company with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

Information contained in this release with respect to the expected financial impact of the proposed transaction is forward-looking. These statements represent the company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties relate to, among other things, the ability to successfully integrate the two companies, and to realize the synergies and other perceived advantages resulting from the acquisition, material adverse changes in economic, competitive and regulatory conditions in the markets served by the companies, material adverse changes in the business and financial condition of either or both companies and their respective customers, uncertainties concerning technological changes and future product performance, and substantial delay in the expected closing of the transaction.